As filed with the Securities and Exchange Commission on January 8, 2007
Registration No. 333-79891

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

Post-Effective Amendment No. 1
to
Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________________________

OSG America, Inc.

(formerly known as Maritrans Inc.)

(Exact name of Registrant as Specified in Its Charter)
__________________________________

Delaware	51-0343903
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Two Harbour Place
302 Knights Run Avenue,
Suite 1200
Tampa, FL 33602
(813) 209-0600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
__________________________________

Maritrans Inc. Directors’ and Key
Employees’ Equity Compensation Plan
(Full title of the plan)
__________________________________

Jonathan P. Whitworth
OSG America, Inc.
Two Harbour Place
302 Knights Run Avenue,
Suite 1200
Tampa, FL 33602
(813) 209-0600
(Name, Address Including Zip Code, and Telephone Number Including Area Code, of Agent for Service)
__________________________________

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

OSG America, Inc., a Delaware corporation, formerly known as Maritrans Inc. (“OSG America”), is filing a post-effective amendment No. 1 to the registration statement on Form S-8 (Registration No. 333-79891) (the “Registration Statement”) to deregister certain shares of common stock that were registered pursuant to the Maritrans Inc. Directors’ and Key Employees’ Equity Compensation Plan (the “Plan”). On June 3, 1999, OSG America filed the Registration Statement with the U.S. Securities and Exchange Commission, which registered 900,000 shares of OSG America’s common stock to be offered or sold under the Plan.

On November 28, 2006, pursuant to an Agreement and Plan of Merger, dated as of September 25, 2006, among OSG America, Overseas Shipholding Group Inc., a Delaware corporation (“OSG”), and Marlin Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of OSG (“Merger Sub”), Merger Sub merged with and into OSG America, and OSG America became a wholly-owned subsidiary of OSG (the “Merger”). OSG America intends to file a certification and notice of termination on Form 15 with respect to its common stock.

As a result of the Merger, OSG America has terminated all offerings of OSG America securities pursuant to its existing registration statements, including the Registration Statement. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, OSG America is filing this post-effective amendment No. 1 to the Registration Statement to deregister all the shares of OSG America’s common stock covered by the Registration Statement which remained unissued on the date of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 8, 2007.

OSG America, Inc.

By:	/s/ Jonathan P. Whitworth
Jonathan P. Whitworth
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jonathan P. Whitworth Jonathan P. Whitworth	President and Director (Principal Executive Officer)	January 8, 2007
/s/ Morten Arntzen Morten Arntzen	President and Chief Executive Officer	January 8, 2007
/s/ Myles R. Itkin Myles R. Itkin	Senior Vice President and Director	January 8, 2007
/s/ Jerry Miller Jerry Miller	Treasurer (Principal Financial and Accounting Officer)	January 8, 2007

2